                                                     Registration No. 333-41663

      As filed with the Securities and Exchange Commission on May 19, 1998

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                          ---------------------------

                                   HYSEQ, INC.
             (Exact name of registrant as specified in its charter)

                   NEVADA                                                       36-3855489
         (State or other Jurisdiction                                       (I.R.S. Employer
         of incorporation or organization)                                Identification Number)

         670 ALMANOR AVENUE                                                  (408) 524-8100
         SUNNYVALE, CALIFORNIA 94086                                         (Telephone number, including
         (Address, Including Zip Code, of                                     area code, of registrant's
         registrant's principal executive offices)                            principal executive offices)

                    HYSEQ, INC. EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)

                               MR. LEWIS S. GRUBER
                               PRESIDENT AND CHIEF EXECUTIVE OFFICER
                               HYSEQ, INC.
                               670 ALMANOR AVENUE
                               SUNNYVALE, CALIFORNIA  94086

(Name, address, including zip code and telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------
Title of each                                      Proposed maximum       Proposed maximum
class of securities           Amount to be        offering price per     aggregate offering          Amount of
to be registered(1)           registered(2)            share(3)               price(3)          registration fee(3)
---------------------------------------------------------------------------------------------------------------------
Common Stock, par value
$.001 per share                  50,000                 $13.125                $656,250                 $194
---------------------------------------------------------------------------------------------------------------------

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests pursuant to the employee benefit plan described herein.

(2) This Registration Statement includes any additional shares of the registrant's Common Stock that may be issued pursuant to antidilution provisions contained in the plan.

(3) Pursuant to Rule 457(h), the registration fee was computed on the basis of the average of the high and low prices of the registrant's Common Stock on the NASDAQ National Market on May 18, 1998.

                                     PART II

                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT


         ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents, which have heretofore been filed by Hyseq, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission"), are incorporated by reference in this Registration Statement, except to the extent that any statement or information therein is modified, superseded or replaced by a statement or information contained in any other subsequently filed document incorporated herein by reference:

         i. the Company's prospectus dated August 7, 1997 filed pursuant to Rule 424(b) of the Securities Act of 1933 included as part of the Company's Registration Statement on Form S-1 (No. 333-29091);

        ii. the Company's Annual Report on Form 10-K for the year ended December 31, 1997;

       iii. the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998; and

        iv. the description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A, dated July 23, 1997.

All documents filed by the Company or the plans pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

         ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

         ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

         ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         As permitted by the Nevada General Corporation Law, the Company's Articles and By-Laws provide that officers and directors of the Company shall not be personally liable for monetary



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

damages to the Company for certain breaches of their fiduciary duty as directors, unless they violated their duty of loyalty to the Company or its stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized illegal dividends or redemptions, or derived an improper personal benefit from their action as directors. This provision would have no effect on the availability of equitable remedies or nonmonetary relief, such as an injunction or rescission for breach of the duty of care. Directors will, however, no longer be liable for monetary damages arising from decisions involving violations of the duty of care which could be deemed grossly negligent.

         The By-Laws provide that directors of the Company shall be indemnified by the Company to the fullest extent authorized by Nevada law, as it now exists or may in the future be amended, against all expenses and liabilities reasonably incurred in connection with service for or on behalf of the Company. The By-Laws also authorize the Company to enter into one or more agreements with any person which provide for indemnification greater or different from that provided in the Articles. The Company has entered into indemnification agreements with all current officers and members of the Board of Directors. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

         ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

         ITEM 8.  EXHIBITS.

         See Exhibit Index which is incorporated herein by reference.

         ITEM 9.  UNDERTAKINGS.

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           i.       To include any prospectus required by
                                    Section 10(a)(3) of the Securities Act of
                                    1933 (the "Securities Act");

                           ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;



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



                           iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                           Provided however, that paragraphs (a)(1)(i) and
                           (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or
                           Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act and each filing of the plans' annual report pursuant to
                  Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to officers, directors, and controlling persons of the registrant pursuant to the registrant's certificate of incorporation or by-laws, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.





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

                                   SIGNATURES

         THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on the 18th day of May, 1998.

                                       Hyseq, Inc.


                                       By: /s/ Lewis S. Gruber
                                           -------------------------------------
                                           Lewis S. Gruber
                                           President and Chief Executive Officer



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


                                POWER OF ATTORNEY

         Know all men by these presents, that each person whose signature appears below constitutes and appoints Lewis S. Gruber and Christopher R. Wolf, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as a director and/or officer of Hyseq, Inc.) to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

         IN WITNESS WHEREOF, the undersigned have executed this power of attorney on the 18th day of May, 1998.


/s/ Robert D. Weist                                /s/ Lewis S. Gruber
------------------------------                     ----------------------------
Robert D. Weist                                    Lewis S. Gruber


/s/ Christopher R. Wolf                            /s/ Radomir B. Crkvenjakov
------------------------------                     ----------------------------
Christopher R. Wolf                                Radomir B. Crkvenjakov, Ph.D.


/s/ Radoje T. Drmanac                              /s/ Greta E. Marshall
------------------------------                     ----------------------------
Radoje T. Drmanac, Ph.D.                           Greta E. Marshall


/s/ Raymond F. Baddour                             /s/ Kenneth D. Noonan
------------------------------                     ----------------------------
Raymond F. Baddour, Ph.D.                          Kenneth D. Noonan, Ph.D.


/s/ Thomas N. McCarter III
------------------------------
Thomas N. McCarter III



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


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in their respective capacities on this 18th day of May, 1998.

         Signature                                        Title
         ---------                                        -----
/s/ Robert D. Weist
-------------------------------------
Robert D. Weist                             Chairman of the Board of Directors


/s/ Lewis S. Gruber
-------------------------------------
Lewis S. Gruber                             President and Chief Executive Officer and Director
                                            (Principal Executive Officer)

/s/ Christopher R. Wolf
-------------------------------------
Christopher R. Wolf                         Executive Vice President and Chief Financial Officer
                                            (Principal Financial and Accounting Officer)

/s/ Radoje T. Drmanac
-------------------------------------
Radoje T. Drmanac, Ph.D.                    Co-Senior Vice President for Research and Director


/s/ Radomir B. Crkvenjakov
-------------------------------------
Radomir B. Crkvenjakov, Ph.D.               Co-Senior Vice President for Research and Director


/s/ Raymond F. Baddour
-------------------------------------
Raymond F. Baddour, Ph.D.                   Director


/s/ Greta E. Marshall
-------------------------------------
Greta E. Marshall                           Director


/s/ Thomas N. McCarter III
-------------------------------------
Thomas N. McCarter III                      Director


/s/ Kenneth D. Noonan
-------------------------------------
Kenneth D. Noonan, Ph.D.                    Director




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


THE PLAN. Pursuant to the requirements of the Securities Act of 1933, the Hyseq, Inc. Employee Stock Purchase Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on the 18th day of May, 1998.


                                            Hyseq, Inc.


                                            By: /s/ Lewis S. Gruber
                                               ----------------------------
                                            On Behalf of the Committee

                                  EXHIBIT INDEX


        Exhibit
         Number                                   Description of Exhibit
         -----                                    ----------------------

          4.1 Certificate of Incorporation of Hyseq, Inc. as amended to date*

          4.2             By-Laws of Hyseq, Inc., as amended to date*

          4.3             Hyseq, Inc. Employee Stock Purchase Plan

           5              Opinion of Sachnoff & Weaver, Ltd.

           23             Consent of Ernst & Young LLP, Independent Auditors

           24 Powers of Attorney (contained on the page prior to the signature page hereto)

------------------------------


* Filed as an exhibit to the Company's Registration Statement on Form S-1, Registration Statement No. 333-29091, declared effective by the Securities and Exchange Commission on August 7, 1997, and incorporated herein by reference.